Exhibit 10.3

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
2010 NORTH AMERICAN EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan

The purpose of the Plan is to give eligible employees of the Subsidiaries of Willis Group Holdings Public Limited Company in the United States of America and Canada the ability to benefit from the added interest that such employees will have in the welfare of the Company as a result of their increased equity interest in that Company.

2. Section 423 of the Code

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code or any successor section thereto. Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423 of the Code and the rules and regulations promulgated thereunder. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 2 shall take precedence over all other provisions in the Plan.

3. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Board: The Board of Directors of the Company or a duly authorized committee of the Board.

(c)

Change in Control: Such term means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Act and the rules of the Securities and Exchange Commission there under as in effect on the date hereof) of the ordinary shares of the Company representing more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding ordinary shares of the Company; or (ii) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (x) nominated by the Company’s Board nor (y) appointed by directors so nominated.

For the avoidance of doubt, a transaction shall not constitute a Change in Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company. The Board, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying an Option to take into account such transaction, including substituting or providing for the issuance of shares of the resulting ultimate parent entity in lieu of Shares of the Company.

(d)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)	Companies Act: The Companies Act 1963 of Ireland.

(f)	Company: Willis Group Holdings Public Limited Company, a company organized under the laws of Ireland under registered number 475616.

(g)

Compensation: Base salary, AIP and office profit bonuses or other miscellaneous bonuses as defined in the payroll system, commissions, production incentives, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude any other form of remuneration not listed above including severance pay, stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, income derived from share options, share appreciation rights and other equity-based compensation and other forms of special remuneration.

(h)	Disqualifying Disposition: As such term is defined in Section 11(h) of the Plan.

(i)

Effective Date: The date on which the Plan was originally adopted by the Board of Directors of Willis Group Holdings Public Limited Company, subject to shareholder approval as defined pursuant to Section 22 of the Plan.

(j)

Fair Market Value: On a given date, the closing bid price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then the closing bid price on the first date on which it is otherwise reported on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the closing bid price of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(k)	Group: A “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(l)

Maximum Share Amount: Subject to Section 423 of the Code, the maximum number of Shares that a Participant may purchase in any given Offering Period or for any given year shall be determined by the Board; provided, however, the maximum number of Shares that a Participant may purchase under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) for any given year is U.S. $25,000 worth of Shares (as determined as of each Offering Date) in each calendar year during which an option is granted to such Participant; provided, further, the maximum number of Shares that a Participant may purchase for any given Offering Period is 5,000 Shares.

(m)	Offering Date: The first date of an Offering Period.

(n)	Offering Period: An offering period described in Section 6 of the Plan.

(o)	Option: A share option granted pursuant to Section 9 of the Plan.

(p)	Participant: An individual who is eligible to participate in the Plan pursuant to Section 7 of the Plan.

(q)	Participating Subsidiary: A Subsidiary of the Company that is selected to participate in the Plan by the Board in its sole discretion.

(r)	Payroll Deduction Account: An account to which payroll deductions of Participants are credited under Section 11(c) of the Plan.

(s)	Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	Plan: The Willis Group Holdings Public Limited Company 2010 North American Employee Stock Purchase Plan, as adopted by the Board on February 3, 2010.

(u)	Plan Broker: A stock brokerage or other financial services firm designated by the Board in its sole discretion.

(v)	Purchase Date: The last date of an Offering Period.

(w)	Purchase Price: The purchase price per Share, as determined pursuant to Section 10 of the Plan.

(x)	Shares: Ordinary shares of the Company.

(y)	Subsidiary: A subsidiary corporation as defined in Section 424(f) of the Code (or any successor section thereto) which is also a subsidiary within the meaning of Section 155 of the Companies Act.

(z)	Willis Group: The Company and its Subsidiaries.

4. Shares Subject to the Plan

Subject to the adjustment provision in Section 14 of the Plan, the total number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares to be allocated among Offering Periods as the Board shall determine. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which Options are to be exercised may exceed (i) the number of Shares available for sale under the Plan on the Offering Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date, and continue all Offering Periods then in effect or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date, and terminate any or all Offering Periods then in effect. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of Additional Shares (defined below) for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

5. Administration of the Plan and Administrative Fees

The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to any applicable law, the Board may delegate its duties and powers under the Plan to such persons, board of directors of subsidiaries or committees thereof as it designates in it sole discretion. The Board may impose reasonable administrative fees on Participants to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

6. Offering Periods

The Plan shall be implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods commencing on the date determined by the Board. The Plan shall continue until terminated in accordance with Section 17 hereof. Notwithstanding the foregoing, the Board may change the duration, frequency and/or commencement of any Offering Period, subject to the limitations under Section 423 of the Code and all applicable state, local and foreign laws.

7. Eligibility

(a)	Any individual whose (i) customary employment by a Participating Subsidiary is more than twenty (20) hours per week, (ii) customary employment by a Participating Subsidiary is for more than five (5) months in any calendar year; and (iii) employment by a Participating Subsidiary has continued for more than two (2) months prior to the beginning of an Offering Period, is eligible to participate in the Plan commencing with that Offering Period. Notwithstanding the foregoing, the Board shall have discretion, in subsequent Offering Periods, to exclude from the Plan one or more of the following categories of employees:
(1)	employees who have not been continuously employed by a Participating Subsidiary for such period as the Board may determine (but less than two (2) years), ending on the Offering Date; and

(2)	highly compensated employees who (x) have compensation in excess of a certain level, (y) are officers, or (z) are subject to the disclosure requirements of Section 16(a) of the Act.
(b)	In no event shall an employee be granted an Option under the Plan if, immediately after the grant, such employee (or any other person whose share would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any related Company.

8. Participation in the Plan

The Board shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan. Once a Participant elects to participate in an Offering Period, such employee shall automatically participate in all subsequent Offering Periods unless the employee (a) makes a new election or (b) withdraws from an Offering Period or from the Plan pursuant to Section 12 of the Plan.

9. Grant of Option on Enrollment

Each Participant who elects to participate in a given Offering Period shall be granted (as of the first date of the Offering Period) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount reduced by any purchases that have already been made under the Plan during the same calendar year in which the purchases for this Offering Period will be made or (ii) the number determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price.

10. Purchase Price

The Purchase Price at which a Share will be sold for in a given Offering Period, as of the Purchase Date, shall be determined by the Board but shall not be less than eighty-five percent (85%) of the lesser of:

(a)	the Fair Market Value of a Share on the first day of the Offering Period; or

(b)	the Fair Market Value of a Share on the last day of the Offering Period.

Provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a shareholder-approved amendment to the Plan (the date on which such amendment is approved, the “Approval Date”), and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”) and (iii) the Fair Market Value of a Share on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Approval Date is deemed to be the first day of a new Offering Period, and the Purchase Price with respect to the Additional Shares shall be determined by the Board but shall not be less than eighty-five percent (85%) of the Approval Date Fair Market Value or the Fair Market Value of a Share on the Purchase Date, whichever is lower.

11. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares

Subject to Sections 12 and 13 of the Plan:

(a)	Payroll deductions shall be made on each day that Participants are paid during an Offering Period with respect to all Participants who elect to participate in such Offering Period. The deductions shall be made as a percentage of the Participant’s Compensation in one percent (1%) increments, from one percent (1%) to fifteen percent (15%) of such Participant’s Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of U.S. $25,000.00 (or such lesser amount as determined by the Board in its sole discretion) for any one calendar year within the meaning of Section 423(b)(8) of the Code. For a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

(b)	For each Offering Period, Participants will have a period of at least two (2) weeks prior to the Offering Date to elect the percentage of their Compensation to have deducted in said Offering Period under the Plan.

(c)	A Participant shall not change the rate of payroll deductions once an Offering Period has commenced. Unless a Participant makes a new election to change the rate of payroll deductions prior to the commencement of an Offering Period, the Participant’s most recent election will apply to such new Offering Period.

(d)

All payroll deductions made with respect to a Participant shall be credited to his or her Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company. Any administrative fee that may be assessed pursuant to Section 5 above may be deducted from a Participant’s Payroll Deduction Account. Interest shall accrue and shall be paid on the amounts credited to such Payroll Deduction Accounts as determined by the Board in its sole discretion. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A Participant may not make any separate cash payment into his or her Payroll Deduction Account and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

(e)	On each Purchase Date, the Company shall apply all funds then in the Participant’s Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares available for issuance under the Plan in as uniform a manner as shall be practicable and as the Board shall in its sole discretion determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant.

(f)	A Participant shall have no interest or voting right in the Shares covered by his or her Option until such Option is exercised. Upon exercise, the Shares received by a Participant under this Plan will carry the same voting rights as other outstanding shares of the same class.

(g)	As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant’s name with the Plan Broker to be held by such Broker for the remainder of the two (2) year holding period set forth in Section 423(a)(1) of the Code. Unless otherwise permitted by the Board in its sole discretion, dividends that are declared on the Shares held in such account shall be paid in cash to the Participant.

(h)	Once the two (2) year holding period set forth in Section 423(a)(1) of the Code has been satisfied with respect to a Participant’s Shares, the Participant may (i) transfer his or her Shares to another brokerage account of Participant’s choosing, or (ii) request in writing that any whole Shares in his or her account with the Plan Broker be issued to him or her and that any fractional Shares remaining in such account be paid in cash to him or her. The Board may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing Shares. Any Participant who engages in a “Disqualifying Disposition” of his or her Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 20 of the Plan.

12.  Withdrawal

Each Participant may withdraw from an Offering Period or from the Plan under such terms and conditions as are established by the Board in its sole discretion. Upon a Participant’s withdrawal from an Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, with such interest as the Board may, in its sole discretion, determine to pay to such Participant and he or she shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods by enrolling for a subsequent Offering Period or pursuant to such terms and conditions established by the Board in its sole discretion.

13.  Termination of Employment

A Participant whose employment is terminated for any reason shall cease to participate in the Plan upon his or her termination of employment. Upon such termination all payroll deductions credited to the Participant’s Payroll Deduction Account shall be returned, with such interest as the Board may, in its sole discretion, determine to pay to such Participant and such Participant shall have no future rights in any unexercised Options under the Plan.

14.  Adjustments upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares by reason of any Share dividend, split, reverse share split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Board without liability to any person will make such substitution or adjustment, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected terms of such Options. An adjustment under this provision may have the effect of reducing the price at which Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares.

(b)

Change in Control. In the event of a Change in Control, the Board in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option or Offering Period as of the date of the consummation of the Change in Control.

15.  Nontransferability

No Options granted under the Plan shall be transferred, assigned, pledged or otherwise disposed of in any way by the Participant otherwise than by will or by the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect, except that the Board may treat such act as an election to withdraw from the Offering Period in accordance with Section 12. During the Participant’s lifetime Options shall be exercisable only by the Participant.

16.  No Right to Employment

The granting of an Option under the Plan shall impose no obligation on the Participating Subsidiary to continue the employment of a Participant and shall not lessen or affect the Participating Subsidiary’s right to terminate the employment of such Participant.

17.  Amendment or Termination of the Plan

The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, (c) February 3, 2020 or (d) failure to satisfy the conditions of Section 22 of the Plan. The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 14 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) except as otherwise provided in Section 14(b), without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that (i) the Board may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws and (ii) the Board may terminate the Plan without the consent of the Participants so long as it returns all payroll deductions accumulated in the Participants’ Payroll Deduction Accounts together with such interest as the Board may, in its sole discretion, determine to pay.

18.  Tax Withholding

(a)

The Participant’s employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Board specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

(b)	Notwithstanding anything set forth in Section 18(a), an option may not be exercised unless:
(i)	the Board considers that the issuance or transfer of Shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

(ii)	in a case where, if the Option were exercised, the Company or a Participating Subsidiary would be obligated to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of the Option and/or for any social security contributions that would be recoverable from the person in question (together, the “Tax Liability”), that person has either:
(x)	made a payment to the Company or the relevant Participating Subsidiary of an amount at least equal to the Company’s estimate of the Tax Liability; or

(y)	entered into arrangements acceptable to the Company or the relevant Participating Subsidiary to secure that such a payment is made (whether by authorizing the sale of some or all of the Shares on his behalf and the payment to the Company or the relevant Participating Subsidiary of the relevant amount out of the proceeds of sale or otherwise).

19.  International Participants

With respect to Participants who reside or work outside the United States of America, the Board may, in its sole discretion, amend the terms of the Plan with respect to such Participants in order to conform such terms with the requirements of local or foreign law.

20.  Notices

All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

Willis North America Inc.
26 Century Boulevard
Nashville, TN 37214
Attention: Corporate Secretary

With a copy to:

Willis Group Holdings Public Limited Company
c/o Office of General Counsel
One World Financial Center
200 Liberty Street
New York, NY 10281
Attention: Company Secretary

21. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

22.  Effectiveness of the Plan

The Plan shall become effective on the date on which it was originally adopted by the Board of Directors of Willis Group Holdings Public Limited Company (the “Effective Date”); provided, however, that the Plan must be approved (or re-approved, as the case may be) by the shareholders of the Company within (12) months after the Effective Date or after a change in the granting corporation or Shares available hereunder. If shareholder approval (or re-approval) of the Plan is not obtained at the time of a Purchase Date, then all amounts withheld through payroll deductions shall be returned to the Participants without interest.

23.  Beneficiaries

Each Participant may from time to time designate one or more persons as his or her Beneficiary under the Plan. Such designation shall be made by filing a written notice of such designation on a form prescribed by the Board. Each Participant may at any time and from time to time, revoke or modify any previous beneficiary designation, without notice to or consent of any previously designated Beneficiary, by a further written designation. In the event of the death of a Participant, any Shares or payroll deductions accumulated in the Participants’ Payroll Deduction Account together with such interest as the Board may, in its sole discretion, determine to pay shall be paid to such Beneficiary. If no beneficiary designation shall be in effect at the time of a Participant’s death, any Shares or payroll deductions accumulated in the Participants’ Payroll Deduction Accounts together with such interest as the Board may, in its sole discretion, determine to pay shall be paid to the Participant’s estate.